UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0583166
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20271 Goldenrod Lane
Germantown MD 20876
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.0001	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[   ]

Securities Act registration statement file number to which this form relates: _______________ (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of Orgenesis, Inc., a Nevada corporation (the “Registrant”). The description of the Common Stock set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-193218), as originally filed with the Securities and Exchange Commission on January 7, 2014 and as subsequently amended, together with the description set forth under such caption included in the form of prospectus subsequently filed by the Registrant with the Securities and Exchange Commission on August 1, 2014 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by this reference in response to this item.

ITEM 2. EXHIBITS

            Pursuant to the instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed by the undersigned, duly authorized.

ORGENESIS INC.
By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

March 8, 2018